UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following notice relates to the proxy statement (the “Proxy Statement”) of Southern National Bancorp of Virginia, Inc. (the “Company”), dated April 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, May 21, 2020.  This notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 8, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On May 8, 2020, the Company issued the following press release.

Southern National Bancorp of Virginia, Inc. Announces 2020 Annual Meeting
of Stockholders to be Held Virtually

Contact: Dennis J. Zember Jr., CEO Phone: 804-997-2406 or Jeffrey L. Karafa, CFO Phone: 804-997-2404 Southern National Bancorp, NASDAQ Symbol SONA Website: www.sonabank.com

For immediate release

May 8, 2020

McLean, VA, May 8, 2020 – Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) (the “Company”) announced today that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 21, 2020 will be held virtually to protect the health and safety of its stockholders, employees and other attendees and to comply with the protocols and restrictions imposed by federal, state and local governments due to the COVID-19 pandemic. Stockholders will not be able to attend the Annual Meeting in person.

The previously announced date and time of the 2020 Annual Meeting has not changed and remains as set forth below. Stockholders of record of the Company’s common stock at the close of business on April 3, 2020, the record date, can participate in the Annual Meeting via the virtual meeting website below.

Stockholders will be able to vote their shares electronically and submit questions prior to and during the Annual Meeting by following the instructions on the virtual meeting website. The Company encourages stockholders to submit their proxies in advance of the Annual Meeting using one of the available methods described in the proxy materials. All stockholders will need their 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials, voting instruction form or paper proxy card to be admitted to the meeting as a stockholder, including to vote or to ask questions. Those without a 16-digit control number may attend as guests, but they will not have the option to ask questions.

Beneficial owners holding shares in “street name” through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting online. To register, beneficial owners must submit proof of their proxy power (legal proxy) reflecting their ownership of the Company’s common stock, along with their name and email address to Computershare. Beneficial owners should forward the email from their bank or broker or attach an image of their legal proxy and send to legalproxy@computershare.com. Requests for registration should be labeled as “Legal Proxy” and be received no later than 5:00 pm (EDT) on May 18, 2020. Beneficial owners will receive a confirmation email from Computershare of their registration.

If a stockholder has questions about obtaining a control number or has difficulty accessing the online meeting, please contact Computershare at 800-213-4314.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.

Virtual Meeting Information

Date:     Thursday, May 21, 2020

Time:    2:30 p.m., Eastern Time

Virtual meeting link: www.meetingcenter.io/232532568

Passcode: SONA2020

To view proxy materials and vote your shares prior to the meeting visit www.envisionreports.com/SONA.

About Southern National Bancorp of Virginia, Inc.

As of March 31, 2020, the Company had $2.76 billion in total assets, $2.21 billion in total loans and $2.08 billion in total deposits. Sonabank provides a range of financial services to individuals and small and medium sized businesses through forty-five full-service branches in Virginia and Maryland and through certain internet and mobile applications.

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